EXHIBIT 10.23

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 30, 2018, is entered into by and between DIGIMINE LLC, a Delaware limited liability company (the “Seller”), and Integrated Ventures Inc., a Nevada corporation (the “Buyer”). Seller and Buyer are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Seller owns certain assets, as more fully described herein, used in operating the business of Seller (the “Business”); and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets (as defined herein), subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties hereto agree as follows:

Article I.

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

For purposes of this Agreement:

"Action" means any action, suit, litigation, arbitration, inquiry, audit, hearing, investigation or other proceeding, whether civil or criminal, administrative, judicial or investigative, formal or informal, public or private, in Law or in equity, by or before or otherwise involving any Governmental Authority or any other Person.

"Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

"Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of Law.

"Ancillary Agreements" means the Bill of Sale, and the Security Agreement.

“Business” shall have the meaning set forth in the recitals.

"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

“Cash Assets” means an aggregate of $200,000 cash owned by Seller.

"Claims” means any and all disputes, controversies, Actions, causes of action, choices in action, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, consent orders or consent agreements of any kind.

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"Closing" has the meaning ascribed to the term in Section 2.04.

"Closing Date" has the meaning ascribed to the term in Section 2.04.

"Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

"Contract" means any written, oral, implied or other agreement, contract, understanding, arrangement, joint venture, lease, sublease, license, sublicense, indenture, instrument, note, bond, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

"Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

"Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes.

"Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, preemptive right, option, right of first refusal, conditional sale, community property interest, equitable interest, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Equipment” refers to the Bitmain bitcoin mining machines as more fully described in Section 2.01.

"Excluded Taxes" means (a) all Income Taxes owed by Seller or any of its Affiliates for any period; (b) all Taxes relating to the Excluded Liabilities for any period; (c) all Taxes relating to the Purchased Assets or the Equipment for any Pre-Closing Period; (d) all Taxes of Seller or any other Person by reason of being a member of a consolidated, combined, unitary or Affiliated Group that includes Seller or any of its present or past Affiliates prior to the Closing, by reason of a tax sharing, tax indemnity or similar agreement entered into by Seller or any of its present or past Affiliates prior to the Closing (other than this Agreement) or by reason of transferee or successor liability arising in respect of a transaction undertaken by Seller or any of its present or past Affiliates prior to the Closing; or (e) Taxes imposed on Buyer as a result of any breach of any warranty or representation under Section 3.22, or breach by Seller of any covenant relating to Taxes.

"GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

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"Bill of Sale" means that certain General Assignment, Bill of Sale and Assumption Agreement, selling and otherwise transferring the Purchased Assets, to be executed by Seller at the Closing, substantially in the form attached hereto as Exhibit A

"Governmental Authority" means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court, tribunal or judicial or arbitral body); (d) multi-national or supranational organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"Governmental Authorization" means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Income Taxes" means Taxes imposed on or measured by reference to gross or net income or receipts, and franchise, net worth, capital or other doing business Taxes, including any interest, penalty, or addition thereto, whether disputed or not.

"Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

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"Intellectual Property" means (a) patents, patent applications, and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof, and including the goodwill of the business symbolized by the foregoing or associated therewith, (c) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, (d) confidential and proprietary information, including trade secrets, know-how, and invention rights (regardless of whether patentable or not) and (e) all other intellectual property rights.

"IRS" means the Internal Revenue Service of the United States.

"Knowledge" (or similar phrases) when referred to Seller means the actual knowledge, after due inquiry, of any officer or director of Seller.

"Law" means any federal, state, national, supranational, local, municipal, foreign or other law, statute, legislation, constitution, requirement or rule of law (including common law), resolution, ordinance, code, edict, decree, order, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"Liabilities" means any and all debts, liabilities and obligations, whether known or unknown, direct or indirect, vested or unvested, disputed or undisputed, accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any Contract.

"Losses" means any and all Liabilities, losses, diminution in value, damages, lost opportunity, Claims, costs and expenses, interest, awards, Actions, judgments and penalties (including attorneys' and consultants' fees); provided, however, that Losses shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

"Material Adverse Effect" means any circumstance, change in or effect on the Equipment, the Purchased Assets or Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the Equipment, the Purchased Assets or Seller: (a) is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of Seller, the Equipment or to the Purchased Assets; or (b) is reasonably likely to materially adversely affect the ability of Buyer to operate or operate the Equipment or the Purchased Assets in the manner in which it is currently conducted by Seller; provided, however, that none of the following shall be considered in determining whether a "Material Adverse Effect" has occurred: (w) any changes, conditions or effects in the United States economy; (x) changes, conditions or effects that generally affect the industry in which the Equipment operates; or (y) conditions caused by acts of terrorism or war (whether or not declared); provided, further, however, that any change, condition or effect referred to in clauses (w), (x) or (y) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred only to the extent that such change, condition or effect has a disproportionate effect on the Equipment compared to other participants in the industry in which the Equipment operates.

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"Owned Intellectual Property" means Intellectual Property owned or purported to be owned by Seller and used in connection with the Equipment.

"Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

"Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

“Security Agreement” shall have the meaning set forth in Section 2.01.

"Taxes" means any and all: (a) taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (whether computed on a separate or consolidated, unitary or combined basis or in any other manner, and together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, and imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, severance, occupation, premium, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security (or similar), workers' compensation, unemployment compensation, or net worth; and (b) customs' duties, tariffs, and similar charges.

"Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Tax authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

"Termination Date" means April ____, 2018.

SECTION 1.02 Interpretation and Rules of Construction.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

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(d) the words "hereof," "herein," "hereunder," and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) any Law defined or referred to herein and any agreement, instrument or other document that is defined or referred to herein means such Law and (to the extent permitted by the provisions hereof and thereof) such agreement, instrument or other document, respectively, as from time to time amended, modified or supplemented, including in the case of any Law by succession of comparable successor Laws;

(h) references to a Person are also to its successors and permitted assigns; and

(i) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and the Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Article II.

PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of Assets.

Upon the execution of this Agreement and subject to the terms and conditions set forth herein, Buyer shall purchase and assume from Seller, and Seller shall (and shall cause its Affiliates to) sell, convey, assign, transfer and deliver to Buyer, free and clear of all liens, mortgages, pledges, charges, security interests or other encumbrances of any natures (collectively, “Encumbrances”), all right, title and interest in and to all of the assets and properties of Seller (and its Affiliates), wherever located, whether tangible or intangible, and whether now existing or hereafter acquired, directly or indirectly owned by Seller (or any of its Affiliates), or to which Seller (or any of its Affiliates) is directly or indirectly entitled, and, in any case, belonging to, or used or intended to be used, as described below, and any goodwill related to any of the foregoing, including, without limitation (collectively, the “Purchased Assets”):

(i) a total of Ninety Seven (97) Bitmain bitcoin mining machines (the “Equipment”) as more fully described in Schedule II attached hereto, which shall be subject to that certain Security and Pledge Agreement in the form attached hereto as Exhibit D (the “Security Agreement”), for so long as the Purchase Price (as defined herein) remains outstanding;

(ii) Seller’s Workstation which includes it’s contents at the time of execution, including but not limited to its Siacoin UI.

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(iii) all books and records pertaining to ownership of the Equipment as applicable, including all books of account, general, financial, Tax, invoices, shipping records, supplier lists, machinery and equipment maintenance files, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, correspondence with any Governmental Authority, sales records (including pricing history, total sales, terms and conditions of sale, sales and pricing policies and practices), strategic plans, marketing and promotional surveys, material and research, studies and reports, research and files relating to the Owned Intellectual Property on the servers of the Equipment, and any other documents, records, correspondence and files and any rights thereto, in each case owned, associated with or employed by Seller or any of its Affiliates in connection with the Equipment, and all copies thereof, other than organization documents, minute and stock record books and the corporate seal of Seller or its Affiliates;

(iv) Seller’s Cash Assets;

(v) all Claims and rights to any Actions of any nature available or being pursued by Seller or any of its Affiliates, related to the Equipment, whether arising by way of counterclaim or otherwise;

(vi) all rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof or by any other Person, related to the Equipment, as applicable; and

(vii) all of Seller's or its Affiliates' right, title and interest at the Closing in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Equipment.

SECTION 2.02 Assumption and Exclusion of Liabilities.

(a) Except as set forth herein, at the Closing, Buyer shall not assume any liabilities of Seller.

(b) Notwithstanding Section 2.02(a), Seller shall retain, and shall be responsible for paying, performing and discharging when due (and, as applicable, shall cause its Affiliates to pay, perform and discharge when due) all, and Buyer shall not assume or have any responsibility for any, Liabilities of or relating to Seller or any of its Affiliates (the "Excluded Liabilities").

SECTION 2.03 Purchase Price; Allocation of Purchase Price; Put Back Right.

(a) The aggregate purchase price for the Purchased Assets and the covenants contained in this Agreement and the Ancillary Agreements shall be equal to Twenty Thousand (20,000) shares (the “Purchase Price”) of Buyer’s Series B Preferred stock (the "Series B Preferred Shares") as more fully described and stated in the Series B Preferred Stock Certificate of Designations (the “Certificate of Designation”) attached hereto as Exhibit B.

Seller shall have the right (the “Put-Back Right”), at any time commencing May 1, 2019, to require that Buyer redeem for cash any of Seller’s then-outstanding Preferred Shares at a redemption price equal to 72% of the Shares, Conversion Amount on execution is equal to One Million Four Hundred and Forty Thousand Dollars ($1,440,000) (the “Put-Back Price”) of such Series B Preferred Shares; provided, however, that the Put Back Right will expire with respect to any share of Series B Preferred stock at such time as the Shares for such Series B Preferred Shares are registered for resale. Each Series B Preferred Share for purposes of the Put-Back Price shall be equal to a fixed price of One Hundred Dollars ($100.00) per share. Seller may exercise its Put-Back Right by providing written notice of such exercise to Buyer (the “Put-Back Right Redemption Notice”). Buyer shall pay to Seller the Put-Back Right Redemption Price within five Business Days of its receipt of such Put-Back Right Redemption Notice.

(b) The Purchased Assets shall be subject to the Security Agreement for so long as the shares of Series B Preferred stock held by Seller or its Affiliates remain outstanding .

(c) Until the Purchase Price is fully paid, the Buyer shall not encumber any of the Assets being purchased with any lien or security. Any Encumbrance of the assets shall be deemed a default of this Agreement and a default under the Security Agreement.

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SECTION 2.04 Closing.

Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets contemplated by this Agreement shall take place at a closing (the "Closing") on or before the Termination Date to be held at the offices of Buyer on the Closing Date following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) or at such other place or at such other time or on such other date as Seller and Buyer may mutually agree upon in writing, The date on which the Closing is to occur is referred to herein as the "Closing Date."

SECTION 2.05 Closing Deliverables by Seller.

At the Closing, Seller shall deliver to Buyer the following:

(a) this Agreement, duly executed by Seller;

(b) the Bill of Sale in the form of Exhibit A hereto and duly executed by Seller, effecting the assignment and transferring the Purchased Assets to Buyer;

(c); the Cash Assets to the Buyer pursuant to wiring instructions provided by Buyer.

(d); Seller’s Workstation including its contents which contains a Siacoin UI.

(d) such other documents and instruments as may be reasonably be requested by Buyer to effect or evidence the transfer of the Purchased Assets and the Equipment and the other transactions contemplated hereby, in form and substance reasonably satisfactory to Buyer.

SECTION 2.06 Closing Deliverables by Buyer.

At the Closing, Buyer shall deliver to Seller the following:

(a) this Agreement, duly executed by Buyer;

(b) the Purchase Price; and

(c) the Ancillary Agreements.

SECTION 2.07 Delivery; Title; Risk of Loss.

Seller shall deliver the Equipment FOB the following delivery location: 190 Boundary Road, Marlboro New Jersey, 07746 (the "Delivery Location"). Buyer acknowledges and agrees that Seller shall deliver to Buyer the Equipment as follows: (i) Ninety Seven (97) Bitmain bitcoin mining machines at Closing. Buyer acknowledges that there can be no assurance that the third-party supplier will be able to deliver such Equipment by the time closing is scheduled to occur to the Business. Buyer further acknowledges and agrees that such delay shall not constitute a breach by Seller of its obligations to perform under this Agreement.

(ii) Buyer further acknowledges that the Workstation is delivered “as is”, no representations or warranties are made by the Seller with regards to the Workstation or its contents. Buyer represents that it has inspected, or been given the opportunity to inspect the Workstation and is satisfied with its condition and contents and forever discharges and indemnifies the Seller from any and all claims or liabilities relating to or arising out of the Workstation.

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Until both: (i) delivery of the Equipment, and (ii) the Closing, any loss of or damage to the Equipment from fire, flood, casualty or any other occurrence shall be the sole responsibility of Seller. Upon occurrence of both (i) delivery of the Equipment, (ii) the Closing, title to the Purchased Assets shall be transferred to Buyer pursuant hereto, and, after such delivery and the Closing, Buyer shall bear all risk of loss associated with the Purchased Assets and shall be solely responsible for procuring adequate insurance to protect the Purchased Assets against any such loss.

SECTION 2.08 RESERVED.

SECTION 2.09 Cash Assets Delivery.

Cash shall be delivered by Seller to Buyer at closing pursuant to the wiring instructions provided by Buyer.

Article III.

REPRESENTATIONS AND WARRANTIESOF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For the purposes of this Article III, “Seller’s Knowledge,” “Knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any member of Seller that each such person would have reasonably obtained in the performance of each such person’s duties as a member of Seller.

SECTION 3.01 Organization, Authority and Qualification of Seller.

Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not (a) adversely affect the ability of Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements or (b) adversely affect the ability of Seller to operate the Equipment. The execution and delivery of this Agreement and the Ancillary Agreements by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and its stockholders. This Agreement and the Ancillary Agreements to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the Ancillary Agreements constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

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SECTION 3.02 No Conflicts; Consents.

The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certification of formation, operating agreement or similar organizational documents of Seller; (b) conflict with or violate in any material respect (or cause an event which could have a Material Adverse Effect as a result thereof) any Law or Governmental Order applicable to Seller, or any of its assets, properties or businesses, including the Equipment, or (c) conflict in any material respect with, result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any Contract, permit, franchise or other instrument or arrangement to which Seller or any of its Affiliates is a party or by which any of the Purchased Assets is bound or affected. To the best of Seller’s knowledge, no consent, approval, waiver or authorization is required to be obtained by Seller from any other person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 3.03 Title to and Condition of Purchased Assets.

Seller is the true and lawful owner, and has good title to, all of the Purchased Assets owned by Seller, free and clear of all Encumbrances. The Purchased Assets owned by Seller are in good operating condition and repair and are adequate for the uses to which they are being put, ordinary wear and tear excepted.

SECTION 3.04 Warranties Regarding the Equipment.

Seller warrants that the Equipment delivered pursuant to this Agreement shall be of merchantable quality as defined by Section 2-314 of the Uniform Commercial Code, fit for the purposes for which it is sold, and in conformance with all applicable manufacturers’ specifications. In addition, Seller shall pass on to Buyer the benefit of any guarantee or warranty granted by the manufacturer in relation to such Equipment.

SECTION 3.05 Intentionally Omitted.

SECTION 3.06 Litigation.

There are no Actions by or against Seller or any Affiliate thereof and relating to the Equipment or affecting (or that would reasonably be expected to affect) any of the Purchased Assets or the Equipment pending before any Governmental Authority (or, to Seller's Knowledge, threatened to be brought by or before any Governmental Authority); nor, to Seller's Knowledge, there is any basis for the foregoing. None of the matters set forth in has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Neither the Equipment nor any of the Purchased Assets is subject to any Governmental Order (nor, to Seller's Knowledge, are there any such Governmental Orders threatened to be imposed by any Governmental Authority).

SECTION 3. 07 Compliance with Laws.

Except as set forth in any disclosure schedule, (i) Seller has conducted and continues to conduct the Equipment in accordance with all Laws and Governmental Orders applicable to Seller or any of its properties or assets, including the Purchased Assets, or the Equipment in all material respects, (ii) Seller is not in violation of any such Law or Governmental Order, (iii) to Seller's Knowledge, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any such Law or Governmental Order and (iv) neither Seller nor any of its Affiliates has received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Authority or any other Person regarding any actual or alleged violation of, or failure to comply with, any such Law or Governmental Order.

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SECTION 3.08 Material Contracts.

There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Purchased Assets.

SECTION 3.09 Taxes.

(a) there are no Tax liens on any of the Purchased Assets and no enforceable lien for unpaid sales and withholding taxes has been filed against the Equipment by any Governmental Authority;

(b) Seller has properly and timely withheld, collected or deposited all amounts required to be withheld, collected or deposited in respect of Taxes;

(c) to the Knowledge of Seller, there are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Purchased Assets or the Equipment, nor has Seller received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation.

SECTION 3.10 Full Disclosure.

To the best of Seller's Knowledge, neither this Agreement (including any statement or certificate furnished or to be furnished to Buyer pursuant hereto) contains or will contain any untrue statement of fact; and this Agreement (including any such statement or certificate) omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

Article IV.

REPRESENTATIONS AND WARRANTIES

OF THE BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof.

SECTION 4.01 Organization and Authority of Buyer.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer and (if applicable) its stockholders. This Agreement has been, and upon their execution the Ancillary Agreements to which Buyer is a party shall have been, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which Buyer is a party shall constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

SECTION 4.02 No Conflict.

The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with, or result in the breach of any provision of the Articles of Incorporation or By-laws of Buyer, (b) conflict with or violate any Law or Governmental Order applicable to Buyer or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract, permit, franchise or other instrument or arrangement to which Buyer is a party, which would adversely affect the ability of Buyer to carry out its obligations under, and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

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SECTION 4.03 Use of Cash Assets.

Buyer represents and warrants that it will use all currently held Bitmain discounts, together with the Cash Assets being purchased herein, solely to purchase additional Bitmain Miners.

SECTION 4.04 Prohibition on Variable Rate Transactions.

So long as Seller owns any Preferred Shares as a result of this transaction, Buyer shall not, without written consent of Seller, issue any Variable Security. As used herein, “Variable Security” shall mean any security issued by Buyer that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of Buyer’s common stock; (ii) is or may become convertible into Buyer’s common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

SECTION 4.05 Miscellaneous Covenants.

a) So long as any shares of Series B Preferred stock remains outstanding, Buyer shall not have the authority to engage a new transfer agent for Buyer without the express consent of Seller.

b) So long as any shares of Series B Preferred Stock remains outstanding, Buyer shall not adjust any term, condition, right, or covenant in the Certificate of Designation being allocated to Seller as consideration for Purchased Assets.

SECTION 4.06 Piggyback Registration Right.

If at any time while Seller owns the Series B Preferred Shares, Buyer shall notify Seller in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a public offering of shares of Buyer’s common stock (including, but not limited to, registration statements relating to secondary offerings of securities of Buyer but excluding any registration statements (i) on Form S-4 or S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, or (iii) on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the shares of common stock issuable upon conversation of the Series B Preferred Shares held by Seller or its Affiliates) and will afford Seller an opportunity to include in such registration statement all or part of the Series B Preferred Shares held by Seller or any of its Affiliates. In the event that Seller desires to include in any such registration statement all or any part of the Series B Preferred Shares held by Seller, Seller shall within ten (10) days after the above-described notice from Buyer, so notify Buyer in writing, including the number of shares of such Series B Shares that Seller wishes to include in such registration statement. In furtherance and not in limitation of the foregoing, Seller or its Affiliates shall have no rights pursuant to this Section 4.06 at such time as all shares of common stock issuable upon conversion of such Series B Preferred Shares held by Seller or its Affiliates may be sold without limitation pursuant to Rule 144.

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Article V.

ADDITIONAL AGREEMENTS

SECTION 5.01 Confidentiality.

(a) Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Purchased Assets, (ii) in the event that Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Buyer with prompt written notice of such requirement so that Buyer may seek a protective order or other remedy or waive compliance with this Section 5.01, (iii) in the event that such protective order or other remedy is not obtained, or Buyer waives compliance with this Section 5.01, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to Buyer any and all copies (in whatever form or medium) of all such confidential information then in the possession of Seller or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required herein, destroy any and all additional copies then in the possession of Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Seller, its agents, representatives, Affiliates, employees, officers or directors; and provided, further, that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features or elements shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

(b) Notwithstanding anything herein to the contrary, each party hereto (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby, and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials (including opinions and other tax analyses) that are provided relating to such treatment or structure.

SECTION 5.02 Conveyance Taxes.

Seller shall be liable for and shall hold Buyer harmless against any Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement. Seller, after the review and consent by Buyer, shall file such applications and documents as shall permit any such Conveyance Tax to be assessed and paid on or prior to the Closing in accordance with any available pre-sale filing procedure. Buyer shall execute and deliver all instruments and certificates necessary to enable Seller to comply with the foregoing. Buyer shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide Seller with an executed copy thereof.

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SECTION 5.03 Further Action.

(a) Each of the parties hereto shall (and, as applicable, shall cause its Affiliates to) use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements to which it is a party and consummate and make effective the transactions contemplated hereby and thereby.

(b) After the Closing, if Seller or any of its Affiliates receives any payment, refund or other amount that is a Purchased Asset or is otherwise properly due and owing to Buyer, Seller shall promptly remit or shall cause to be remitted, such amount to Buyer. After the Closing, if Buyer or any of its Affiliates receives any payment, refund or other amount that is properly due and owing to Seller, Buyer shall promptly remit or shall cause to be remitted, such amount to Seller.

(c) Seller hereby irrevocably nominates, constitutes and appoints Buyer as the true and lawful attorney-in-fact of Seller (with full power of substitution) effective as of the Closing, and hereby authorizes Buyer, in the name of and on behalf of Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Action and to take any other action (on or at any time after the Closing) that Buyer may deem appropriate for the purpose of: (i) collecting, asserting, enforcing or perfecting any Claim, right or interest of any kind that is included in or relates to any of the Purchased Assets; or (ii) defending or compromising any Claim or Action relating to any of the Purchased Assets. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of Seller.

Article VI.

Intentionally Omitted.

Article VII.

CONDITIONS TO CLOSING

SECTION 7.01 Conditions to Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement and in any statement or certificate furnished to Seller pursuant to this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties are made as of a specific date, in which case, the accuracy of such representations and warranties shall be determined as of that specific date; and the covenants and agreements contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects;

(b) No Prohibition. No temporary restraining order, preliminary or permanent injunction or other Governmental Order preventing the consummation of the transactions contemplated hereby shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to such transactions that makes consummation of such transactions illegal;

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(c) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority against Seller or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement, which is reasonably likely to restrain, prevent or render unlawful the consummation of such transactions or to result in a Material Adverse Effect; and

(d) Closing Deliverables. Buyer shall have made the deliveries described in Section 2.06.

SECTION 7.02 Conditions to Obligations of Buyer.

The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement and in any statement or certificate furnished to Buyer pursuant to this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all material respects and (ii) that are qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects, in each case, on and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties are made as of a specific date, in which case, the accuracy of such representations and warranties shall be determined as of that specific date; and the covenants and agreements contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects (but without regard to any "materiality" qualifiers contained therein); and

(b) No Prohibition. No temporary restraining order, preliminary or permanent injunction or other Governmental Order preventing the consummation of the transactions contemplated hereby shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to such transactions that makes consummation of such transactions illegal.

SECTION 7.03 No Proceeding or Litigation.

No Action shall have been commenced or threatened by or before any Governmental Authority against either Seller or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Buyer, is likely to restrain, prevent or render unlawful the consummation of such transactions or to result in a Material Adverse Effect; and there shall not be pending or threatened any Action in which a Person (other than a Governmental Authority) is or is threatened to become a party in which there is a reasonable possibility of an outcome that would result in any damages or other relief that may be material to Buyer;

SECTION 7.04 Consents and Approvals.

Buyer and Seller shall have received, each in form and substance reasonably satisfactory to Buyer, all Governmental Authorizations and all third-party consents and estoppel certificates, if any, including, without limitation, the listing of the Shares on OTCQB and the approval of a Listing of Additional Shares application related thereto.

SECTION 7.05 No Material Adverse Effect.

No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect;

SECTION 7.06 Encumbrances.

All Encumbrances relating to the Purchased Assets shall have been released in full (and all filings with respect thereto terminated or amended to reflect and give full effect to such release).

SECTION 7.07 Closing Deliverables.

Seller shall have made the deliverables described in Section 2.05.

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Article VIII.

INDEMNIFICATION

SECTION 8.01 Survival of Representations and Warranties.

(a) Intentionally Omitted.

(b) The representations and warranties of Buyer contained in this Agreement and the Ancillary Agreements shall survive the Closing and indefinitely. Neither the period of survival nor the liability of Buyer with respect to Buyer's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Seller or by reason of any knowledge of Seller or any of its Affiliates or representatives with respect thereto or of any waiver by Seller of any condition hereunder. If written notice of a claim has been given by Seller to Buyer prior to the expiration of the expiration of the representations and warranties' applicable survival period, then, notwithstanding anything to the contrary contained in this Section 8.01(b), the relevant representations and warranties shall survive as to such claim (including any indemnification claim asserted by any Seller Indemnified Party under Section 8.02), until such claim has been finally resolved.

(c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Seller in this Agreement.

(d) All covenants and agreements of the parties contained in this Agreement shall survive the Closing indefinitely or for the period expressly specified therein.

SECTION 8.02 Indemnification by Buyer

(a) Provided that Seller is in compliance with the terms of Section 8.03 below, Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Seller Indemnified Party") shall be indemnified and held harmless by Buyer for and against any and all Losses suffered or incurred by them or to which they may otherwise become subject at any time (regardless of whether or not such Losses are related to any Third Party Claim), arising out of or resulting from:

(i) any breach of, or inaccuracy in, any representation or warranty made by Buyer. contained in this Agreement and the Ancillary Agreements, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(ii) any breach of any covenant or agreement by Buyer contained in this Agreement and the Ancillary Agreements;

(iii) any Action relating to any breach, Liability or matter of the types referred to in clauses "(i)" through "(ii)" above (including any Action commenced by a Seller Indemnified Party of the purpose of enforcing any of its rights under this Section 8.02).

(b) To the extent that Buyer's undertakings set forth in this Section 8.02 may be unenforceable, Buyer shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by Seller Indemnified Parties. To the extent that a claim for indemnification may be made by a Seller Indemnified Party under more than one provision of this Section 8.02, such Seller Indemnified Party may, in its sole discretion, make such claim pursuant to any, or all, of such provisions.

SECTION 8.03 Notice of Loss; Third Party Claims

(a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (a " Notice of Claim "), within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof. The Indemnifying Party shall have 10 Business Days after its receipt of a Notice of Claim to respond to the claim(s) described therein in a written notice to the Indemnified Party (a " Dispute Notice ") setting forth, in reasonable detail, the Indemnifying Party's objection(s) to the claim(s) and its bases for such objection(s). If the Indemnifying Party fails to provide a Dispute Notice with such time period, the Indemnifying Party will be deemed to have conceded the claim(s) set forth in the Notice of Claim. If the Indemnifying Party does not dispute, in its Dispute Notice, all of the claims set forth in the corresponding Notice of Claim, the Indemnifying Party shall be deemed to have conceded any claims to which it has not disputed in such Dispute Notice. If the Indemnifying Party provides a Dispute Notice within the required time period, the Indemnified Party and the Indemnifying Party shall negotiate in good faith resolution of the disputed claim(s) for a period of not less than 20 days after receipt by the Indemnified Party of the Dispute Notice. If the Indemnifying Party and the Indemnified Party are unable to resolve any such claim(s) within such time period, the Indemnified Party shall be entitled to pursue any remedies available to the Indemnified Party against the Indemnifying Party with respect to the unresolved claim(s).

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(b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article VIII, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice in reasonable detail of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice (which shall be reasonably satisfactory to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within ten days of the receipt of such notice from the Indemnified Party. In such event, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim with counsel selected by it, and the fees and disbursements of such counsel shall be at the expense of the Indemnified Party; provided, however, that if (i) the Indemnifying Party shall have failed to timely assume, or shall fail to diligently prosecute, the defense of the Third Party Claim, (ii) in the reasonable judgment of the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party or (B) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party or (iii) the Third Party Claim (A) is asserted directly by or on behalf of a Person that is a supplier or customer of the Equipment or (B) seeks an injunction or other equitable relief against the Indemnified Party, then in each such case the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

SECTION 8.04 Remedies Cumulative.

The indemnification rights of the parties under this Article VIII are independent of, and in addition to, such rights and remedies as the parties may have at Law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant, agreement or obligation hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

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Article IX.

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by Buyer if, between the date hereof and the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of Seller contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, (iii) Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it (without regard to any "materiality" qualifiers contained therein), (iv) it becomes that any of the conditions set forth in Article VII (taking into account any applicable cure period set forth in this Section 9.01(a)) will not be fulfilled by the Termination Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing or (v) Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; provided, however, that in the case of clauses "(i)", "(ii)" and "(iii)" only, if the Material Adverse Effect, an inaccuracy in any of the representations and warranties of Seller as of a date subsequent to the date of this Agreement or a breach of a covenant by Seller, as the case may be, is curable by Seller through the use of reasonable efforts within ten days after Buyer notifies Seller in writing of the existence of such Material Adverse Effect, inaccuracy or breach, but in any event before the Termination Date (the "Seller Cure Period"), then Buyer may not terminate this Agreement under this Section 9.01(a) as a result of such inaccuracy or breach prior to the expiration of Seller Cure Period, provided Seller, during Seller Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 9.1(a) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of Seller Cure Period);

(b) by Seller if, between the date hereof and the Closing: (i) Buyer shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it (without regard to any "materiality" qualifiers contained therein), (ii) it becomes apparent to Buyer that any of the conditions set forth in Article VII (taking into account any applicable cure period set forth in this Section 9.01(b)) will not be fulfilled by the Termination Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing or (iii) Buyer makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Buyer seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; provided, however, that in the case of clause "(i)" only, if a breach of a covenant by Buyer is curable by Buyer through the use of reasonable efforts within ten days after Seller notifies Buyer in writing of the existence of such inaccuracy or breach, but in any event before the Termination Date (the "Buyer Cure Period"), then Seller may not terminate this Agreement under this Section 9.1(b) as a result of such inaccuracy or breach prior to the expiration of the Buyer Cure Period, provided Buyer, during the Buyer Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Seller may not terminate this Agreement pursuant to this Section 9.01(b) with respect to such breach if such breach is cured prior to the expiration of the Buyer Cure Period);

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(c) by either Buyer or Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and no appealable; or

(d) by the mutual written consent of Seller and Buyer.

SECTION 9.02 Effect of Termination.

In the event of termination of this Agreement as provided in Section 9.01, this Agreement and the Ancillary Agreements shall forthwith become void (except for Article X hereof) and there shall be no liability on the part of either Party hereto except (a) as set forth in Sections 2.04, 5.03 and 10.01, and (b) that nothing herein shall relieve either Party from liability for any material breach of any representation or warranty, or willful breach of any covenant or obligation, contained in this Agreement.

Article X.

GENERAL PROVISIONS

SECTION 10.01 Expenses.

Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 10.02 Notices.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with confirmation of receipt), by facsimile or e-mail of a PDF document (in each case, with confirmation of transmission) or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

(a) if to Seller:

DIGIMINE LLC

156 W Saddle River Road

Saddle River NJ, 07458

With a courtesy copy to:

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attn: Darrin Ocasio, Esq.

dmocasio@srfkllp.com

(b) if to Buyer:

Integrated Ventures Inc.

73 Buck Road, Suite 2

Huntingdon Valley, PA 19006

With a courtesy copy to:

Michael Paige PLLC

1120 20th Street NW

Suite 300 South Tower

Washington DC 20036

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SECTION 10.03 Public Announcements.

Seller shall not, and shall not permit any of its Affiliates to, make any disclosure, to the public or otherwise, regarding this Agreement or the transactions contemplated hereby. Buyer will use reasonable efforts to provide Seller with advance notice of, and a reasonable opportunity to review and comment on, any press release or public communication Buyer intends to issue or make with respect to this Agreement or the transactions contemplated hereby; provided, however, that Buyer shall not, without Seller's prior written consent, make any disclosure regarding the Purchase Price, except to its employees, advisors, Affiliates and Affiliates' investors or as otherwise required by law rule or regulation.

SECTION 10.04 Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 10.05 Entire Agreement.

This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and thereof.

SECTION 10.06 Assignment.

This Agreement may not be assigned by operation of Law or otherwise without the express written consent of Seller and Buyer (which consent may be granted or withheld in the sole discretion of Seller or Buyer); provided, however, that Buyer may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of Buyer or to a purchaser (by means of an asset or stock acquisition, merger, combination, reorganization or otherwise) of all or substantially all the assets constituting Purchased Assets, without the consent of Seller, provided that such assignment shall not relieve Buyer of its obligations under this Agreement.

SECTION 10.07 Amendment and Modification.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

SECTION 10.08 Waiver.

Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

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SECTION 10.09 No Third Party Beneficiaries.

The terms of this Agreement, the Ancillary Agreements, and all covenants, obligations, representations, and warranties contained herein and therein shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 10.10 Specific Performance.

Seller acknowledges and agrees that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Buyer could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

SECTION 10.11 Governing Law.

(a) For purposes of clause "(b)" of this Section 10.11, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. For purposes of clause "(c)" of this Section 10.11, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

(b) All Actions arising out of or relating to this Agreement brought by any party hereto prior to or at the Closing shall be heard and determined exclusively in any federal court sitting in the City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the City of New York City. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in New York, City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto during the Pre-Closing Period and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(c) All Actions arising out of or relating to this Agreement brought by any party hereto after the Closing shall be heard and determined exclusively in any New York federal court sitting in the County of New York City; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in New York City. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the County of New York, City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto after the Closing and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

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SECTION 10.12 Waiver of Jury Trial.

Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Party hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.12.

SECTION 10.13 Currency.

Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

SECTION 10.14 Intentionally Omitted.

SECTION 10.15 Counterparts.

This Agreement may be executed and delivered (including signatures sent by facsimile transmission or signatures electronically captured and emailed) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF,Seller and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ON BEHALF OF SELLER :

DIGIMINE LLC

By:	/s/ Richard Fragiacomo

Print name:	Richard Fragiacomo

Title:	CTO

COMPANY:

Integrated Ventures, Inc.

By:	/s/ Steve Rubakh

Print name:	Steve Rubakh

Title:	CEO

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EXHIBIT A

FORM OF

GENERAL ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DIGIMINE LLC, a Delaware limited liability company (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to INTEGRATED VENTURES, INC, a Nevada corporation, or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Purchased Assets, including the Equipment, Cash Assets and Lease, as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the 30 day of April, 2018.

ASSIGNOR:

DIGIMINE LLC

/s/
Name:
Title:

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Schedule 2

Assets

Equipment Summary:

Computer Workstation and its contents, which includes Siacoin UI.

ANTMINER S9 – Quantity: 75 *

ANTMINER A3 – Quantity: 22 *

Total Miners: 97

* - equipment is ordered and awaiting delivery from manufacturer

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